EXHIBIT 99.1

FORM OF INSTRUCTIONS AS TO USE OF
S&W SEED COMPANY
SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, YOUR BANK OR YOUR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the "Rights Offering") by S&W Seed Company, a Nevada corporation (the "Company"), to the holders of record (the "Recordholders") of its common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase shares of Common Stock, on an as-exercised basis, as described in the accompanying prospectus dated [●], 2017 (the "Prospectus").

In the Rights Offering, Recordholders as of 5:00 p.m., New York City time, on [●], 2017 (the "Record Date"), are receiving at no charge, non-transferable subscription rights (the "Rights") to subscribe for and purchase up to an aggregate of 3,500,000 shares of Common Stock (the "Rights Offering Shares") pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege (each as defined below).

The Rights are evidenced by non-transferable Rights certificates (the "Rights Certificates"). The number of Rights to which you are entitled is printed on the face of your Rights Certificate.

The Rights will expire if not exercised prior to 5:00 p.m., New York City time, on [●], 2017, unless extended by the Company (the "Expiration Time"); provided, that, pursuant to the Investment Agreement with MFP Partners, L.P. ("MFP"), as discussed in more detail in the Prospectus, the Company may not extend the Rights Offering by more than 30 days without the prior written consent of the MFP.

Each Recordholder will receive [●] Rights for each share of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date. The total number of Rights issued to each Recordholder will be rounded down to the nearest whole number. Each whole Right allows the holder thereof to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at the cash price of $3.50 per share (the "Subscription Price").

If a holder of Rights purchases all of the Rights Offering Shares available to it pursuant to its Basic Subscription Privilege, such holder of Rights may also exercise an over-subscription right ("Over-Subscription Privilege"). The Over-Subscription Privilege will allow such holder of Rights to purchase up to its pro rata share of any Rights Offering Shares that are not purchased by holders of Rights pursuant to the exercise of their Basic Subscription Privileges (the "Unsubscribed Shares"), subject to the limitation that if any Over-Subscription Privileges are exercised, the Company will not issue more than an aggregate of 3,500,000 Rights Offering Shares pursuant to the exercise of the Basic Subscription Privileges and Over-Subscription Privileges. To the extent the number of the Unsubscribed Shares is not sufficient to satisfy all of the properly exercised Over-Subscription Privilege requests, then the Unsubscribed Shares will be prorated among those who properly exercised their Over-Subscription Privilege based on the number of Rights Offering Shares each holder of Rights subscribed for under the Over-Subscription Privilege, subject to the limitations discussed below.

Each holder of Rights will be required to submit payment in full to the Subscription Agent for all the Rights Offering Shares such holder of Rights wishes to buy pursuant to the exercise of its Basic Subscription Privilege and its Over-Subscription Privilege, which must be received by the Subscription Agent prior to the Expiration Time.

The Company can provide no assurances that you will in fact be able to purchase the number of Rights Offering Shares issuable upon the exercise of your Over- Subscription Privilege in full or at all. The Company will not be able to satisfy your exercise of the Over-Subscription Privilege if the Rights Offering is subscribed in full. The Company will only honor the Over-Subscription Privilege to the extent a sufficient number of Rights Offering Shares is available following the exercise of Rights under the Basic Subscription Privilege. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected, any excess subscription payment received by the Subscription Agent will be returned to you, without interest.

The Company will not be required to issue Rights Offering Shares to you if the Subscription Agent does not receive your payment (whether delivered directly if you are a Recordholder or indirectly through your broker, dealer, custodian bank or other nominee if you are a beneficial owner but not a Recordholder) prior to the Expiration Time, regardless of when you send the subscription payment and related documents. The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent prior to the Expiration Time, provided that the Company may not extend the Expiration Time by more than 30 days without the prior written consent of MFP. If the Company elects to extend the Expiration Time, it will issue a press release announcing such extension.

YOUR RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE PLUS THE FULL SUBSCRIPTION PRICE FOR ANY UNSUBSCRIBED SHARES SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, PRIOR TO THE EXPIRATION TIME.

ONCE A HOLDER OF RIGHTS HAS EXERCISED ITS BASIC SUBSCRIPTION PRIVILEGE OR OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE AND WILL BE OF NO VALUE.

1. Method of Subscription - Exercise of Rights.

To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Rights Offering Share subscribed for pursuant to the Basic Subscription Privilege plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, prior to the Expiration Time. Payment of the aggregate Subscription Price will be held in a segregated account to be maintained by the Subscription Agent.

All payments must be made in U.S. dollars for the full number of Rights Offering Shares being subscribed for by:

(a) wire transfer of immediately available funds directly to the account maintained by Transfer Online, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering as follows (the "Subscription Account"):

[Bank Name]
[Bank Street Address]
[Bank City, State ZIP CODE]
ABA #[ ]
Account # [ ]
Transfer Online, Inc. FBO S&W Seed Company
Reference: [Name of holder of Rights]

Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer.

(b) check or bank draft payable to "Transfer Online, Inc. (acting as subscription agent for S&W Seed Company)."

Payments will be deemed to have been received upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any bank draft drawn upon a U.S. bank or (iii) receipt of wire transfers of immediately available funds in the Subscription Account designated above.

If paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, holders of Rights who wish to pay the aggregate Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of wire transfer of funds.

All Rights Certificates, payments of the subscription price (other than wire transfers) and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered by mail, hand or overnight courier to the Subscription Agent as follows:

Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214
Attn: Reorganizaion Department
Telephone Number for Confirmation: (503) 227-2950

Delivery to an address other than the address above does not constitute valid delivery.

If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact the Information Agent, Transfer Online, Inc. at (503) 227-2950.

By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Rights Certificate on your behalf.

Brokers, custodian banks and other nominee holders who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Privilege and the number of Unsubscribed Shares that are being subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting.

If you do not indicate the number of Rights being exercised, or do not forward full payment of the Subscription Price for all of the Rights you purport to exercise, then you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights that may be exercised with the aggregate amount of Subscription Price you delivered to the Subscription Agent.

If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Privilege in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of Unsubscribed Shares to the extent of your over-payment.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you.

To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege, you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege.

If the Company does not apply your full Subscription Price payment to your purchase of Rights Offering Shares, the excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable.

2. Issuance of Common Stock.

All Rights Offering Shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form. When issued, the Rights Offering Shares will be registered in the name of the Recordholder. As soon as practicable after the expiration of the Rights Offering (including after all prorations and adjustments contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected), the Subscription Agent will arrange for the issuance of the Rights Offering Shares allotted to the holders exercising their subscription privileges in the Rights Offering.

As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected, any excess subscription payment received by the Subscription Agent will be returned, without interest.

3. Non-Transferability of Rights.

The Rights are exercisable only by Recordholders, and you may not sell, transfer, assign or otherwise dispose of your Rights to anyone else.

4. Execution.

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless the Company, in its sole discretion, dispenses with proof of authority.

(c) Signature Guarantees. If you completed any portion of Form 2 of the Rights Certificate, your signature must be guaranteed by an eligible institution participating in the medallion guarantee program if you specify special delivery instructions.

5. Method of Delivery.

The method of delivery of Rights Certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the election and risk of the holder of Rights. However, if you elect to exercise your Rights, the Company urges you to consider wire transfer of funds to ensure that the Subscription Agent receives your funds prior to the Expiration Time. If you send an uncertified check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, but if you send a bank draft drawn upon a U.S. bank or wire transfer funds directly to the Subscription Agent's account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instruments or wire transfer. Any personal check used to pay for Rights Offering Shares must clear the appropriate financial institutions prior to the Expiration Time. The clearinghouse may require five or more business days. Accordingly, holders of Rights that wish to pay the aggregate Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure such payment is received and clears by such date.

6. Form W-9.

Under the United States federal income tax laws, dividends that the Company may pay on Rights Offering Shares may be subject to backup withholding. Generally, such dividends will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number ("TIN") and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder of Rights that exercises Rights and wants to avoid backup withholding must, unless an exemption applies, provide the Subscription Agent with such holder's correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing a Form W-9, a copy of which is being furnished to each holder of Rights. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed appropriate Form W-8 (such as a W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) instead of a Form W-9, signed under penalties of perjury, attesting to such holder's foreign status. Such Form W-8 may be obtained from the Subscription Agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or lower applicable treaty rate). Exempt U.S. holders should indicate their exempt status on Form W-9 to avoid possible erroneous backup withholding. See the "General Instructions" on Form W-9 for additional instructions. Holders are urged to consult their tax advisors to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold (currently at a 28% rate) on any dividend payments made to a holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is provided to the Internal Revenue Service ("IRS"). If backup withholding results in an overpayment of taxes, a refund may be obtained.

A holder that exercises Rights is required to give the Subscription Agent the TIN of the record owner of the Rights. If such record owner is an individual, the TIN is generally the taxpayer's social security number. For most other entities, the TIN is the employer identification number. If the Rights are in more than one name or are not in the name of the actual owner, consult the "General Instructions" on Form W-9 for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the "General Instructions" on Form W-9 for instructions on applying for a TIN, write "Applied For" in the space for the TIN in part 1 of the Form W-9 and, under penalties of perjury, sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the Subscription Agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the Subscription Agent. Please note that writing "Applied For" on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

7. Determinations Regarding the Exercise of Your Rights.

The Company will decide, in its sole discretion, all questions concerning the timeliness, validity, form and eligibility of the exercise of your Rights. Any such determinations by the Company will be final and binding. The Company, in its sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as the Company may determine. The Company will not be required to make uniform determinations in all cases. The Company may reject the exercise of any of your Rights because of any defect or irregularity.

The Company will not accept any exercise of Rights until all irregularities have been waived by the Company or cured by you within such time as the Company decides, in its sole discretion.

Neither the Company, the Subscription Agent nor the Information Agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Subscription Rights Certificates, and the Company will not be liable for failure to notify you of any defect or irregularity. The Company reserves the right to reject your exercise of Rights if the Company determines that your exercise is not in accordance with the terms of the Rights Offering, as set forth in the Prospectus and these Instructions for Use, or in proper form. The Company will also not accept the exercise of your Rights if the Company's issuance of Rights Offering Shares to you could be deemed unlawful under applicable law.